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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
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DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 7, 2006
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MAPINFO CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Delaware	0-23078	06-1166630
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

ONE GLOBAL VIEW, TROY, NEW YORK 12180
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)
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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (518) 285-6000
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INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.     Entry into a Material Definitive Agreement

On December 7, MapInfo Corporation (the "Company") and John C. Cavalier ("Cavalier") entered into an employment agreement (the "Agreement"), pursuant to which Cavalier will be employed in the position of Chairman of the Board of Directors. A complete copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The Agreement supersedes and replaces the prior employment agreement dated October 1, 2003 between the Company and Cavalier. The term of the Agreement commenced on December 7, 2006 and will continue until the date of the Company's 2008 annual meeting of stockholders, expected to be in February 2008. Pursuant to the agreement, Cavalier will be paid a base salary of $120,000 per year commencing on the date of the Company's 2007 annual meeting of stockholders. From December 7, 2006 through the date of the February 2007 annual meeting of stockholders, Cavalier will be paid a base salary at his current rate of $220,000 per year.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits.

     The following Exhibit is filed with this Form 8-K.

Exhibit No.	Description

10.1	Employment Agreement dated December 7, 2006 between MapInfo Corporation and John C. Cavalier

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAPINFO CORPORATION

Date: December 12, 2006	By: /s/ K. Wayne McDougall
K. Wayne McDougall Vice President and Chief Financial Officer (principal financial and accounting officer)

Exhibit Index
Exhibit
Number	Description of Exhibit
10.1	Employment Agreement dated December 7, 2006 between MapInfo Corporation and John C. Cavalier